                                                                      Exhibit 11


     INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post Effective Amendment No. 10 to the Registration Statement No. 33-52050 of New England Variable Life Separate Account (the "Separate Account") of New England Life Insurance Company (the "Company") of our reports dated February 10, 1999 and February 16, 1999, appearing in the Prospectus, which is part of such Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.



     DELOITTE & TOUCHE LLP
     Boston, Massachusetts
     April 26, 1999